Exhibit 10.3

SECOND AMENDMENT TO

PLUMAS BANK

AMENDED AND RESTATED DIRECTOR RETIREMENT AGREEMENT

Terrance J. Reeson

WHEREAS, The Plumas Bank (hereinafter referred to as “Company”) established the Plumas Bank Amended and Restated Director Retirement Agreement (hereinafter referred to as “Agreement”) for a select group of Company directors representing a select group of management; and

WHEREAS, the Agreement provides for the participation of Terrance J. Reeson (hereinafter referred to as "Director") originally effective as of March 1, 1998; and

WHEREAS, the Agreement provides certain benefits to the Director in the form of supplemental retirement deferred compensation payments which commence upon the certain events; and

WHEREAS, the Company now wishes to amend the Agreement to modify the supplemental retirement deferred compensation annual benefit, which is in line with the desires of the Company and the associated Company's Board of Directors as it relates to the benefit provided for within the Agreement; and

WHEREAS, Article 7, Amendments and Termination, Section 7.1, Agreement Modification and/or Termination of the Agreement provides the Company with the authority to amend and modify the Agreement with the consent of the Director, as evidenced by the Director’s signature below; and

WHEREAS, it is the intent of the Company to amend the Agreement pursuant to the authority granted therein.

NOW THEREFORE, the Company does hereby amend Article 2, Severance Benefits, of the Agreement as follows:

1.	Section 2.1.1 Amount of Benefit is deleted in its entirety and replaced with the following:

“2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is $15,000.”

2.	All other provisions of the Agreement shall remain in full force and in effect as presently written.

IN WITNESS WHEREOF, the Bank has executed an original on the 17th day of May, 2023, to be effective as of the first day of January, 2023.

Plumas Bank

By: /s/ Andrew J. Ryback

Title: President & CEO

Date: May 17, 2023

Terrance J. Reeson

By: /s/ Terrance J. Reeson

Title: Director

Date: May 16, 2023